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                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JULY 1999
DISTRIBUTION DATE: 8/20/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                     Per $1,000 of Original
                                                                                                          Class A/Class B
                                                                                                         Certificate Amount
                                                                                                       ----------------------
    (i)  Principal Distribution
           Class A Amount                                                          $82,569,046.19            $103.835863
           Class B Amount                                                           $6,609,159.56             $97.566792

   (ii)  Interest Distribution
           Class A Amount                                                             $402,524.10              $0.506200
           Class B Amount                                                              $34,289.90              $0.506200

  (iii)  Monthly Servicing Fee                                                         $74,669.06              $0.086530
           Monthly Supplemental Servicing Fee                                               $0.00              $0.000000
           Class A Percentage of the Servicing Fee                                     $68,807.54              $0.086530
           Class A Percentage of the Supplemental Servicing Fee                             $0.00              $0.000000
           Class B Percentage of the Servicing Fee                                      $5,861.52              $0.086530
           Class B Percentage of the Supplemental Servicing Fee                            $0.00

   (iv)  Class A Principal Balance (end of Collection Period)                              $0.00
         Class A Pool Factor (end of Collection Period)                                 0.000000%
         Class B Principal Balance (end of Collection Period)                              $0.00
         Class B Pool Factor (end of Collection Period)                                 0.000000%

    (v)  Pool Balance (end of Collection Period)                                           $0.00

   (vi)  Class A Interest Carryover Shortfall                                              $0.00
         Class A Principal Carryover Shortfall                                             $0.00
         Class B Interest Carryover Shortfall                                              $0.00
         Class B Principal Carryover Shortfall                                    ($1,866,508.65)

  (vii)  Amount Otherwise Distributable to the Seller that is
         Distributed to Either the Class A or Class B Certificateholders                   $0.00               $0.000000


 (viii)  Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                                  $0.00
           Class B Amount                                                                  $0.00

   (ix)  Aggregate Purchase Amount of Receivables repurchased by
         the Seller or the Servicer                                                        $0.00


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